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                                                                    EXHIBIT 23.2

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

    We consent to the incorporation by reference in this Registration Statement of Exelon Corporation on Form S-4 of our report dated February 17, 2004, relating to the financial statements and financial statement schedule of Public Service Enterprise Group Incorporated and subsidiaries (the "Company") appearing in the annual report on Form 10-K of the Company for the year ended
December 31, 2003 (which report expresses an unqualified opinion and includes explanatory paragraphs relating to the restatement described in Note 2, the adoption of Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets" described in Note 3, and the adoption of Statement of Financial Accounting Standards No. 143, "Accounting for Asset Retirement Obligations" described in Note 3) and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP

February 10, 2005